Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

LEXICON ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

The Woodlands, Texas, July 27, 2022 – Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) (“Lexicon”) today announced that it has commenced an underwritten public offering to offer and sell, subject to market and other conditions, shares of its common stock, par value $0.001 (the “Common Stock”). In addition, Lexicon intends to grant the underwriters a 30-day option to purchase additional shares of Common Stock. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Citigroup and Piper Sandler are acting as joint book-running managers for the proposed offering.

Lexicon currently intends to use the net proceeds that it will receive from the offering, together with its existing cash and cash equivalents and short-term investments, for (i) funding pre-commercial and commercial launch activities for sotagliflozin in heart failure; (ii) funding continued development of sotagliflozin in heart failure and LX9211 in neuropathic pain; and (iii) working capital and other general corporate purposes.

A shelf registration statement on Form S-3 relating to the proposed offering was filed with the U.S. Securities and Exchange Commission (“SEC”) on August 6, 2021 and declared effective by the SEC on September 14, 2021 (File No. 333-258564). A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-800-831-9146, or by email at prospectus@citi.com; or Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, Attn: Prospectus Department, by telephone at 1-800-747-3924, or by email at prospectus@psc.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted.

About Lexicon Pharmaceuticals

Lexicon is a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. Through its Genome5000™ program, Lexicon scientists studied the role and function of nearly 5,000 genes and identified more than 100 protein targets with significant therapeutic potential in a range of diseases. Through the precise targeting of these proteins, Lexicon is pioneering the discovery and development of innovative medicines to safely and effectively treat disease. Lexicon advanced one of these medicines to market and has a pipeline of promising drug candidates in discovery and clinical and preclinical development in heart failure, neuropathic pain, diabetes and metabolism and other indications.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements, including, without limitation, statements about the completion and timing of the offering and the grant of the option to the underwriters to purchase additional shares, are based on management’s current assumptions and expectations and involve risks, uncertainties and other important factors, including Lexicon’s ability to meet its capital requirements, successfully conduct preclinical and clinical development and obtain necessary regulatory approvals of sotagliflozin, LX9211 and its other potential drug candidates on its anticipated timelines, successfully commercialize any products for which it obtains regulatory approval, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, as well as additional factors relating to manufacturing, intellectual property rights, and the therapeutic or commercial value of its drug candidates. Any of these risks, uncertainties and other factors may cause Lexicon’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under “Risk Factors” in Lexicon’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2021, quarterly report on Form 10-Q for the quarter ended March 31, 2022 and other subsequent disclosure documents filed with the SEC. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

For Inquiries:

Mike Kelly

Lexicon Pharmaceuticals

mkelly@lexpharma.com